SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

October 26, 2006

THE EXPLORATION COMPANY OF DELAWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9120	84-0793089
(State of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

777 E. Sonterra Blvd., Suite 350
San Antonio, Texas	78258
(Address of principal executive offices)	(Zip Code)

(210) 496-5300
(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05: Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics

Upon the recommendation of its Governance and Nominating Committee, the Company's Board of Directors, at its regularly scheduled meeting on October 26, 2006, adopted a new "Code of Business Conduct and Ethics" ("Code") applicable to all of the Company's employees, officers and directors. The new Code resulted from the Board and management's continuing review and evaluation of its corporate governance matters. It replaces the previous Code of Business Conduct and Ethics in its entirety which included many workplace policies the Board considered inappropriate in a Code of Conduct. The Code is attached hereto as Exhibit 14.1, and is posted on the Company's Web site at www.txco.com. The Code is incorporated herein by reference.

Item 7.01: Regulation FD

The Registrant issued a press release on October 31, 2006, providing an operations update. The text of the press release has been provided as Exhibit 99.1 with this Form 8-K.

Item 9.01: Financial Statements and Exhibits

Exhibit Number	Description

14.1	The Exploration Company of Delaware, Inc. Code of Business Conduct and Ethics, as adopted October 26, 2006.

99.1	Press release issued October 31, 2006, entitled "The Exploration Company Reports Record Sales As Glen Rose Oil Output Continues Increase; Current Operations Updated"

The information contained in this report under Item 7.01, including the exhibit, is intended to be furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 31, 2006

THE EXPLORATION COMPANY OF DELAWARE, INC.

/s/ P. Mark Stark

P. Mark Stark
Chief Financial Officer
(Principal Accounting and Financial Officer)